Exhibit 10.3

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of May 22, 2026, is entered into by and between Nocera, Inc., a Nevada corporation (the “Company”), and [•] (the “Buyer” or “[•]”). The Company and the Buyer are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and the Buyer are parties to that certain Securities Purchase Agreement, dated as of October 31, 2025 (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell to the Buyer, and the Buyer agreed to purchase from the Company, Senior Secured Convertible Notes of the Company (the “Notes”) convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), upon the terms and subject to the conditions set forth therein; and

WHEREAS, pursuant to Section 9(e) of the Purchase Agreement, the Parties desire to amend certain terms and provisions of the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. DEFINITIONS

Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.

2. AMENDMENTS TO THE PURCHASE AGREEMENT

Effective as of the date hereof, the Purchase Agreement is hereby amended as follows:

(a)       Section 4(d) (Use of Proceeds). Section 4(d) of the Purchase Agreement is hereby amended and restated as follows:

Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes as follows: (A) at the Initial Closing, the net proceeds from the Initial Note sold to each Buyer in an aggregate original principal amount set forth opposite each Buyer’s name in column (3) on the Schedule of Buyers shall be used to acquire Acceptable Stable Cryptocurrency (as defined in the Security Agreement) and (i) upon the written consent of both the Company and the Buyers, such Acceptable Stable Cryptocurrency may be used to acquire Note Purchased Crypto (as defined in the Notes), and (ii) upon the written consent of the Lead Buyer, the Company may use such Acceptable Stable Cryptocurrency for acquisitions; and (B) at any Additional Closing, the net proceeds from such Additional Closing shall be used for: (i) general corporate purposes and working capital, (ii) acquisitions, investments or other strategic transactions, and (iii) any other lawful corporate purpose, but not, directly or indirectly, for (1) the satisfaction of any indebtedness of the Company or any of its Subsidiaries (other than repayment of indebtedness incurred in connection with any such acquisition, investment or other strategic transaction), (2) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (3) the settlement of any outstanding litigation, except in each of the clauses (1), (2) and (3), unless necessary to consummate any acquisition, investment or other strategic transaction by the Company or its Subsidiaries.

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3. COVENANTS

(a)       Disclosure. On or before 9:30 a.m., New York time, on the fourth (4th) Business Day after the date of this Amendment, the Company shall file a Current Report on Form 8-K disclosing the material terms of this Amendment and shall file a copy of this Amendment as an exhibit to such Current Report on Form 8-K.

(b)       Expenses. The Company shall, within one Business Day of the date hereof, reimburse the Buyer in the amount of $15,000.00 for all documented fees, costs, and expenses, including attorneys’ fees and expenses, incurred by the Buyers to date in connection with the Transaction Documents and this Amendment. The foregoing amount represents a maximum on the total reimbursement expenses payable by the Company to the Buyer in connection with this Amendment.

4. NO OTHER AMENDMENTS

Except as expressly amended, modified, or supplemented by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms. On and after the date hereof, each reference in the Purchase Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and refer to the Purchase Agreement as amended by this Amendment.

5. GOVERNING LAW

This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of law principles, consistent with Section 9(a) of the Purchase Agreement. The Company and the Buyer each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Amendment shall be litigated only in the state and federal courts sitting in Las Vegas, Nevada. The Company and the Buyer each consent to the exclusive jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of Nevada by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE BUYER EACH HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS WAIVER.

6. COUNTERPARTS

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission (including portable document format (.pdf)) shall be effective as delivery of a manually executed counterpart of this Amendment.

7. ENTIRE AGREEMENT

This Amendment, together with the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement), constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements, and understandings, whether written or oral, relating to such subject matter.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this First Amendment to Securities Purchase Agreement as of the date first written above.

COMPANY:

NOCERA, INC.

By:
Name: Andy Jin
Title: Chief Executive Officer

BUYER:

[•]

By:
Name:
Title:

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